Exhibit 5.2

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

February 12, 2020

4 – 19/F, 126 Zhong Bei,

Wuchang District,

Wuhan City, Hubei

People’s Republic of China, 430061

Re:	Registration Statement of Yunhong International

Ladies and Gentlemen:

We have acted as United States counsel to Yunhong International, a Cayman Islands business company (the “Company”) in connection with the filing by the Company with the United States Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “462(b) Registration Statement”) for the purpose of registering with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), the sale by the Company of up to 1,150,000 units of the Company (collectively the “Units”), with each Unit consisting of one Class A ordinary share of the Company, $0.001 par value (the “Ordinary Shares”), one-half of one warrant (the “Warrant”), each whole Warrant entitling the holder thereof to purchase one Ordinary Share, and one right (the “Right”) to receive one-tenth (1/10) of one Ordinary Share. The 462(b) Registration Statement relates to the Company’s Registration Statement on Form S-1 initially filed by the Company with the Commission on June 28, 2019 (as amended, the “Registration Statement”) and declared effective by the Commission on February 11, 2020. This opinion is being given in accordance with the Legal Matters section of the Registration Statement, as it pertains to the portions of New York law set forth below. The law firm of Ogier will be providing the opinion as to whether the Ordinary Shares are validly issued, fully paid and non-assessable.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below, including the opinion of Ogier. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1. Units. When the offering is completed as contemplated by the Registration Statement and the 462(b) Registration Statement, such Units will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Unit Certificate.

2. Warrants. When the Warrants underlying the Units are issued, delivered and paid for as part of the Units, as contemplated by the Registration Statement and the 462(b) Registration Statement, such Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement; (e) with respect to the Ordinary Share, we express no opinion to the extent that, notwithstanding its current reservation of Ordinary Shares, future issuances of securities, including the Ordinary Share, of the Company and/or adjustments to outstanding securities, including the Warrants, of the Company may cause the Warrants to be exercisable for more Ordinary Shares than the number that remain authorized but unissued and (f) we have assumed the Exercise Price (as defined in the Warrant Agreement) will not be adjusted to an amount below the par value per share of the Ordinary Share.

3. Rights. When the Rights underlying the Units are issued, delivered, and paid for as part of the Units, as contemplated by the Registration Statement and the 462(b) Registration Statement, such Rights will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Right Agreement; and (e) with respect to the Ordinary Share, we express no opinion to the extent that, notwithstanding its current reservation of Ordinary Shares, future issuances of securities, including the Ordinary Share, of the Company and/or adjustments to outstanding securities, including the Rights, of the Company may cause the Rights to be exercisable for more Ordinary Shares than the number that remain authorized but unissued.

Our opinion herein is expressed solely with respect to the New York Corporation Law of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement and the 462(b) Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement and the 462(b) Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the 462(b) Registration Statement, to the use of our name as your counsel and to all references made to us in the 462(b) Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP